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                                   EXHIBIT 4.3

                                      FORM


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO DOMINION BRIDGE CORPORATION THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER.

                      REVOLVING CONVERTIBLE PROMISSORY NOTE

$10,000,000.00                                                Chicago, Illinois
                                                                 April __, 1998


         FOR VALUE RECEIVED, the undersigned, Groupe Cedar Canada, Inc./Cedar Group Canada Inc., a Canadian corporation ("Borrower"), hereby unconditionally promises to pay to the order of Pouliot Mercure, g.p., as Agent (the "Agent") for the benefit of Lamar Investments, Inc., an Illinois corporation ("Lamar"), at the Agent's office at 1155 Rene-Levesque Boulevard West, Suite 3100, Montreal, Quebec, Canada H3B 3S6, or at such other place as the Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the unpaid principal sum of the advances made by Lamar to the Borrower pursuant to subsection 2.1 of the "Credit Agreement" (as hereinafter defined) up to Ten Million and No/100 Dollars ($10,000,000.00). This Revolving Convertible Promissory Note is referred to in, and was executed and delivered pursuant to, that certain Credit Agreement, of even date herewith, among Lamar, Wellgate (as defined therein) and Borrower (the "Credit Agreement") to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid.

         The indebtedness evidenced hereby shall be for a term ending on the Termination Date (as defined in the Credit Agreement). In addition to the foregoing payments, Borrower shall pay to Lamar the mandatory repayments referred to in, and in accordance with, subsection 3.2 of the Credit Agreement. Borrower may use this Revolving Convertible Promissory Note to borrow, repay the loan in whole or in part, and reborrow, all in accordance with the terms and conditions of the Credit Agreement and this Revolving Convertible Promissory Note.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Credit Agreement, from the date hereof until payment in full hereof, at




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the per annum rate of eleven and one-half percent (11.5%). If all or portion of the amount due hereunder is not paid when due, any such overdue amount shall bear interest at a rate per annum as provided in the preceding sentence plus 0.50% per annum from the date of such non payment until such overdue principal, interest or other amount is paid in full. Similarly, if on any 5 Business Days (as defined in the Credit Agreement) (whether or not consecutive) occurring in any calendar month the amount of the Revolving Credit Loans (as defined in the Credit Agreement) exceeds the Revolving Credit Commitment (as defined in the Credit Agreement) as in effect for each such Business Day, then the average daily balance of all Revolving Credit Loans (as defined in the Credit Agreement) outstanding on each day during such month shall bear interest at the rate as provided in the first sentence of this paragraph plus 0.50% per annum. Interest shall be payable monthly in arrears not later than the last day of each calendar month beginning April 30, 1998, and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

         If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lamar has received interest hereunder in excess of the highest rate applicable hereto, Lamar shall promptly refund such excess interest to Borrower.

         At any time after the any issuance of this Revolving Convertible Promissory Note, at the option of Lamar, or any holder hereof, of all or part of the unpaid principal balance and prior to any repayment hereunder, may be converted into fully paid and non-assessable shares of restricted common stock (the "Conversion Shares") of Dominion Bridge Corporation, a Delaware corporation (the "Parent"), at the conversion rate of one (1) Conversion Share for each $2.60 of outstanding principal indebtedness due hereunder converted. The resale of the Conversion Shares issuable upon conversion of this Revolving Convertible Promissory Note is subject to the provisions of a registration rights agreement to be entered into between the parties hereto.

         To exercise its right of conversion, Lamar shall surrender this Revolving Convertible Promissory Note to the Borrower at its registered office, accompanied by a written notice in the form annexed hereto as Exhibit A, properly completed (the "Conversion Notice"). Within five (5) business days following its receipt of this Revolving Convertible Promissory Note and Conversion Notice, the Borrower shall issue and deliver (i) a certificate or certificates for the number of full Conversion Shares issuable, registered in Lamar's name, and (ii) if less than the entire remaining outstanding principal balance of this Revolving Convertible Promissory Note is being converted, a replacement note in the remaining outstanding principal amount of this Revolving Convertible Promissory Note. Such conversion shall be deemed to have been effected and the number of Conversion Shares issuable in connection with such conversion shall be determined as of the close of business on the date on which this Revolving Convertible Promissory Note and Conversion Notice shall have been received by the Borrower.






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         The conversion price and number of shares to be issued upon conversion hereunder shall be subject to adjustment from time to time upon the occurrence of certain events while the conversion rights remain outstanding, as follows:

                        (i) Subdivisions, Combinations and Other Issuances. If the Borrower shall at any time after the date hereof but prior to the Termination Date subdivide its outstanding securities as to which conversion rights under this Revolving Convertible Promissory Note exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which conversion rights under this Revolving Convertible Promissory Note exist, the number of shares of Common Stock as to which this Revolving Convertible Promissory Note is convertible as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.

                        (ii) Stock Dividend. If at any time after the date hereof the Borrower declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("Common Stock Equivalents"), without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Revolving Convertible Promissory Note may be converted shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend.

                        (iii) Reclassification, Etc. If at any time after the date hereof there shall be a reclassification of any securities as to which conversion rights under this Revolving Convertible Promissory Note exist, into the same or a different number of securities of any other class or classes, then the Lamar shall thereafter be entitled to receive upon conversion of this Revolving Convertible Promissory Note, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Lamar for the shares of stock subject to this Revolving Convertible Promissory Note had this Revolving Convertible Promissory Note at such time been converted.

                        (iv) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant hereto, Lamar shall, upon conversion of this Revolving Convertible Promissory Note, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Revolving Convertible Promissory Note.




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         Prior to exercising its right of conversion hereunder, Lamar shall take all actions necessary in the reasonable judgment of the Borrower to comply with any applicable Australian securities laws in connection with such conversion.

         Upon the occurrence of an Event of Default under Section 8(f) of the Credit Agreement, all of the indebtedness evidenced hereby shall immediately and automatically, provided that any requirement for giving notice, the lapse of time, or both has been satisfied, be immediately due and payable; and upon the occurrence of any other Event of Default under the Credit Agreement, any or all of the indebtedness evidenced hereby may, at the option of Lamar, and without demand or notice of any kind, be declared, and thereupon shall become, immediately due and payable.

         Payments received by the Agent for the benefit of Lamar from Borrower on this Revolving Convertible Promissory Note shall be applied as provided in the Credit Agreement.

         Presentment, protest, notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by the Borrower.

         This Revolving Convertible Promissory Note shall be construed in all respects in accordance with, and governed by, the laws and decisions of the Province of Quebec and the laws of Canada applicable therein. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN QUEBEC, CANADA AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND CONSENTS THAT ALL SERVICE OF PROCESS UPON IT BE MADE BY REGISTERED MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 10.2 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER'S ADDRESS BY BORROWER'S AGENT AS SET FORTH BELOW. AT THE OPTION OF LAMAR, BORROWER WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LAMAR. NOTHING CONTAINED IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF LAMAR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LAMAR TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         Whenever possible each provision of this Revolving Convertible Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Convertible Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this





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Revolving Convertible Promissory Note. Whenever in this Revolving
Convertible Promissory Note reference is made to Lamar or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Convertible Promissory Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lamar and its successors and assigns.

         The Borrower agrees to promptly pay all costs and expenses (including attorneys' fees, expenses and disbursements, and costs of settlement and the fees, expenses and disbursements of experts or advisors) incurred by Lamar in enforcing any obligations of or in collecting any payments due from the Borrower under this Revolving Convertible Promissory Note.


                                                GROUPE CEDAR CANADA INC./
                                                CEDAR GROUP CANADA INC.

                                                By
                                                  ----------------------------
                                                Its
                                                  ----------------------------





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Exhibit A

                           [FORM OF CONVERSION NOTICE]

         TO:   Dominion Bridge Corporation
               Groupe Cedar Canada, Inc./Cedar Group Canada Inc.

         The undersigned owner of this Revolving Convertible Promissory Note hereby: (i) irrevocably exercises the option to convert this Revolving Convertible Promissory Note, [or the portion hereof below designated,] for restricted Common Stock of Dominion Bridge Corporation (the "Conversion Shares") in accordance with the terms hereof and (ii) directs that such Conversion Shares deliverable upon the conversion, together with any check in payment for fractional shares and interest [and any Revolving Convertible Promissory Note or Revolving Convertible Promissory Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof ]unless a different name has been indicated below. If Conversion Shares are to be delivered or registered in the name of a person other than the undersigned, the undersigned will pay all taxes with respect thereto, and Dominion Bridge Corporation will not be required to issue or deliver a certificate for such Conversion Shares until the undersigned has paid to Dominion Bridge Corporation the amount of such tax or has established to the satisfaction of Dominion Bridge Corporation the that such tax has been paid.

Dated:
      --------------                    -----------------------------------
                                                     Signature

Fill in for registration of shares if to be delivered[, and of Revolving Convertible Promissory Notes if to be issued,] otherwise than to and in the name of the registered holder.



                                        -----------------------------------
                                           Social Security or Other
                                           Taxpayer Identifying Number


-----------------------------------
             (Name)

-----------------------------------
        (Street Address)

-----------------------------------
    (City, State and Zip Code)

(Please print name and address)




                      Principal Amount to be Converted[(if less than all)]:

                      $
                       -------------------------------------------------------